UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

USA Rare Earth, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41711	98-1720278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. Airport Road, Stillwater, OK 74075

(Address of Principal Executive Offices) (Zip Code)

(813) 867-6155

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	USAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, Mordechai Gutnick and General Paul Kern, members of the Board of Directors (the “Board”) of USA Rare Earth, Inc. (the “Company”), notified the Board that they would not stand for reelection at the Company’s upcoming annual meeting of shareholders to be held on June 3, 2026 (the “Annual Meeting”). Accordingly, the Board has voted to reduce its size to six directors effective immediately before the Annual Meeting. As disclosed in the Company’s Current Report on Form 8-K filed on April 20, 2026, on April 19, 2026, the Company entered into a definitive Agreement and Plan of Merger, by and among the Company, Middlebury Merger Sub Ltd. (“Merger Sub”), SVRE Holdings Ltd. (“SVRE”) and Serra Verde Rare Earths Ltd., pursuant to which SVRE will merge with and into Merger Sub, with Merger Sub surviving as an indirect, wholly owned subsidiary of the Company (the “Acquisition”). In connection with the Acquisition, the Company agreed that upon the consummation of the Acquisition, the Company would add two nominees of Serra Verde Rare Earths Ltd. to the Board. Accordingly, in connection with the consummation of the Acquisition, the Company intends to increase the size of the Board from six directors to eight and to add two additional directors to the Board. The Acquisition is expected to close in the third quarter of 2026, subject to customary closing conditions and regulatory approvals.

The Company’s management and the Board would like to thank both Mr. Gutnick and Gen. Kern for their years of service and valuable contributions to the Company. The decisions of Mr. Gutnick and Gen. Kern not to seek reelection to the Board were not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, practices or strategy, the Company’s management or the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA Rare Earth, Inc.

Date:	April 23, 2026	By:	/s/ VALERIE FORD JACOB
Valerie Ford Jacob
Chief Legal Officer

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